EXHIBIT 10.2

SUPPLEMENTAL DEFERRED COMPENSATION AGREEMENT

THIS AGREEMENT, entered into this 21st day of July,

1994, by and between Manufacturers and Traders Trust (hereinafter referred to as the "Company") and Brian J. Hickey, an individual residing at 73 Caversham Woods, Pittsford, NY 14534 (hereinafter referred to as "Executive").

WITNESSETH, THAT:

WHEREAS, Executive is presently employed by the Company in a key executive position and possesses substantial talent, ability and unique business experience which has been and will continue to be a great value to the Company; and

WHEREAS, the Company desires to secure for itself the continued services of Executive and to provide certain additional retirement benefits for Executive in consideration of his past and future services;

IT IS NOW THEREFORE AGREED AS FOLLOWS:

1.DEFINITIONS. For purposes of this Agreement, the following terms shall be defined as set forth in this Section 1.

1.1"Retirement Plan" shall mean the First Empire State Corporation Retirement Plan, as amended from time to time.

1.2"Average Annual Compensation" and "Compensation" shall have the same meanings accorded to such words in the Retirement Plan, except that limits imposed by Internal Revenue code Section 401(a)(17) shall not apply, and further provided that until Executive has received Compensation for at least five (5) consecutive calendar years, Average Annual Compensation shall be based upon the calendar years during which Executive actually receives Compensation (Compensation received during such years, divided by the number of such years).

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EXHIBIT 10.2

1.3"Years of Service" shall have the same meaning accorded to such words in the Retirement Plan for vesting purposes.

1.4"Accrued Pension Benefit" shall have the same meaning accorded to such words in the Retirement Plan.

1.5"Benefit Accrual Years" shall have the same meaning accorded to such words in the Retirement Plan.

2.ELIGIBILITY FOR AND AMOUNT OF SUPPLEMENTAL RETIREMENT BENEFIT.

2.1Termination of Employment Prior to Becoming Vested in the Retirement Plan.  Upon Executive's termination of employment with no vested benefit under the Retirement Plan, except in the case of the Executive's termination by the Company for fraud, dishonesty, theft, or other unlawful actions, the Company agrees to pay Executive a monthly retirement benefit equal in amount to an Accrued Pension Benefit determined under the provisions of the Retirement Plan based on his Average Annual Compensation calculated as of his date of employment termination plus five (5) additional Benefit Accrual Years. Commencement and payment (but not eligibility for) of a monthly retirement benefit under this Agreement shall be subject to the provisions of the Retirement Plan.

2.2Termination of Employment After Becoming Vested in the Retirement Plan. Upon Executive's termination of employment with a vested benefit under the

Retirement Plan, except in the case of the Executive's termination by the Company for fraud, dishonesty, theft, or other unlawful actions, the Company agrees to pay Executive a monthly retirement benefit equal in amount to the differences of (a) minus (b) where: (a) is the Accrued Pension Benefit determined under the provisions of the Retirement Plan based on his Average Annual Compensation calculated as of his date of employment termination plus five (5) additional Benefit Accrual Years and (b) is the nonforfeitable benefit due to be paid by the

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EXHIBIT 10.2

Retirement Plan.  Commencement and payment of (but not eligibility for) a monthly retirement benefit under the Agreement shall be subject to the provisions of the Retirement Plan.

3.MISCELLANEOUS PROVISIONS.

3.1Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Company and Executive and their respective successors and assigns, provided, however, that, except as set forth herein, no rights of any kind under this Agreement shall, without the written consent of the Company, be transferable or assignable by Executive or any other person, or be subject to alienation, encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary.

3.2Interpretation. All questions of interpretation, construction of application arising under this Agreement shall be decided by the Board of Directors of the Company, whose decision shall be final and conclusive upon all persons.

3.3 Savings Clause. In the event that any provision or term of this Agreement is finally determined by an judicial, quasi-judicial or administrative body to be void or not enforceable for any reason, it is the agreed upon intent of the parties hereto that all other provisions or terms of the Agreement shall remain in full force and effect and that the Agreement shall be enforceable as is such void or non-enforceable provision or term had never been a part hereof.

3.4Governing Law. This Agreement is executed in and shall be construed in accordance with and governed by the laws of the State of New York.

3.5No Rights in Any Property of Company. The undertakings of the Company herein constitute merely the unsecured promise of the Company to make the payments as provided for herein. No property of the Company is or shall, by reason of this Agreement, be held in trust for Executive, or any other person, and neither Executive nor any

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EXHIBIT 10.2

other person shall have by reason of the Agreement, any rights, title or interest of any kind in or to any property of the Company.

3.6Employment of Executive by Company. Nothing herein shall be construed as an offer or commitment by the Company to continue Executive's employment with the Company for any period of time.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

MANUFACTURERS AND TRADERS TRUST

"Company"

By  /s/ Ray E. Logan

   /s/  Brian E. Hickey

"Executive"

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EXHIBIT 10.2

FIRST AMENDMENT OF

SUPPLEMENTAL DEFERRED COMPENSATION AGREEMENT

This First Amendment of the Supplemental Deferred Compensation Agreement is made and entered into effective August 1, 2006 by and between Manufacturers and Traders Trust Company (hereinafter referred to as the “Company”) and Brian E. Hickey, an individual residing at 14 Stefenage Court, Pittsford, New York 14534 (hereinafter referred to as “Executive”).

WHEREAS, the parties hereto entered into that certain Supplemental Deferred Compensation Agreement dated July 21, 1994 (the “Agreement”); and

WHEREAS, the parties wish to amend the Agreement to clarify and reflect the mutual understanding and intentions of the parties with respect to the Agreement and to comply with the requirements of the Internal Revenue Code as amended by the American Jobs Creation Act of 2004;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree to amend the Agreement as follows:

1.Definitions.Except as expressly stated otherwise herein, capitalized terms in this First Amendment shall have the meanings given to them in the Agreement.

2.Amendments.

(a)Section 1.1 of the Agreement shall be amended by deleting the words “First Empire State Corporation Retirement Plan” and by substituting therefor “M&T Bank Corporation Pension

Plan”

(b)Section 1.2 of the Agreement shall be amended by deleting it in its entirety and by substituting a new Section 1.2 to read as follows:

1.2

“Average Annual Compensation” and “Compensation” shall have the same meanings accorded to such words under the provisions of the Retirement Plan as in effect on the Executive’s Separation from Service and without regard to the dollar amount of annual compensation limitation under Section 401(a)(17) of the Code, as in effect and adjusted from time to time under such section.

(c)Section 1.4 of the Agreement is amended by adding after the term “Retirement Plan” the following words: “determined under the provisions of the Retirement Plan as in effect on January 1, 2006”.

(d)Section 1 shall be amended by adding at the end thereof new subsections 1.6, 1.7, 1.8, 1.9, 1.10, 1.11, 1.12, and 1.13 to read as follows:

EXHIBIT 10.2

1.6	“Benefit” shall mean the monthly supplemental retirement benefit payable to the Executive as provided in Sections 2.1 and 2.2, of this Agreement or the Supplemental Death Benefit.

1.7

“Benefit Commencement Date” shall mean (a) the date on which the Executive elects to receive his Benefit or (b) in the case of the Surviving Spouse, the date on which the Surviving Spouse’s Supplemental Death Benefit becomes payable under this Agreement.

1.8	“Code” shall mean the Internal Revenue Code of 1986, as amended.

1.9

“Separation from Service” shall mean Executive’s separation from service (within the meaning of Section 409A of the Code) with the Company and all entities which would be considered a single employer with the Company under Section 414(b) and (c) of the Code.

1.10

“Disability” or “Disabled” shall mean, that the Executive is determined (a) to be totally disabled by the federal Social Security Administration, or (b) to have a “disability” under the Company’s long-term disability plan, provided that the definition of the term “disability” under such long-term disability plan satisfies the requirements for disability under Section 409A of the Code.

1.11

“Earliest Retirement Age” shall mean (a) age 65, if the Executive is credited with less than 10 years of Vesting Service under the Retirement Plan or (b) age 55, if the Executive is credited with at least 10 years of Vesting Service under the Retirement Plan.

1.12	“Surviving Spouse” shall mean the spouse (as defined and interpreted under the Retirement Plan) to whom the Executive was married for at least 12 months at the time of the Executive’s death.

1.13

“Supplemental Death Benefit” shall mean an annual annuity payable over the lifetime of a Surviving Spouse upon the death of the Executive prior to Executive’s commencement of his Benefit under this Agreement.

(e)The first sentence of Section 2.1 of the Agreement is amended by deleting the words “determined under the provisions of the Retirement Plan”.

(f)Section 2.1 of the Agreement is amended by deleting the last sentence thereof and by substituting a new sentence to read as follows:

“Commencement and payment of (but not eligibility for) a monthly benefit under this Agreement shall be subject to the Executive’s election pursuant to Section 2.3 hereof.”

(g) The first sentence of Section 2.2 of the Agreement is amended by deleting the words “determined under the provisions of the Retirement Plan” from clause (a).

EXHIBIT 10.2

(h)Section 2.2 of the Agreement is amended by deleting the last sentence thereof and by substituting a new sentence to read as follows:

“Commencement and payment of (but not eligibility for) a monthly benefit under this Agreement shall be subject to the Executive’s election pursuant to Section 2.3 hereof.”

(i)Amend Section 2 by adding new subsections 2.3, 2.4, 2.5, 2.6, and 2.7 to read as follows:

2.3	Payment Elections

(a)

Not later than December 31, 2006, the Executive shall make an election under (b) or (c) below regarding the date and form of payment of his Benefit. The election shall apply only with respect to Compensation earned after the date on which the election is made to the extent required by Section 409A of the Code. The election made under this Section 2.3 shall be made in the manner prescribed by the Company.

(b)

The Executive shall elect as his Benefit Commencement Date either (i) the date on which the Executive has a Separation from Service or becomes Disabled, whichever is earlier, or (ii) the later of the date on which the Participant (A) attains Earliest Retirement Age, or (B) has a Separation from Service or becomes Disabled, whichever is earlier.

(c)	The Executive shall elect to have his Benefit paid as either (i) a Single Life Annuity, (ii) a Five-, Ten- or Fifteen-Year Certain Life Annuity, or (iii) a Joint and Survivor Annuity.

(d)

Subject to Sections 2.4 and 2.5 hereof, the Executive’s elections under this Section 3.2 shall be irrevocable and may not be changed, except that, if the Executive elects an annuity form of payment, then prior to his Benefit Commencement Date, the Executive may revoke his annuity election and make a new election for a different actuarially equivalent (as defined in the Retirement Plan) annuity.

2.4

Mandatory Delay in Benefit Payments. Notwithstanding Section 2.3 hereof, to the extent required by Section 409A of the Code, the Company shall delay payment of the Benefit of the Executive if the Executive is a “specified employee” (as defined below) until the earlier of (a) the date that is six months after the date of any termination of employment or other event that constitutes the Executive’s Separation from Service, or (b) the date of the Executive’s death. The aggregate amount of payments otherwise payable during this delay period (plus interest thereon at the Applicable Federal Rate, provided that such interest does not cause this Agreement to violate Section 409A of the Code) shall be payable to the Executive as soon as practicable after the expiration of the delay period. For purposes of this Section 2.4, the term “specified employee” shall have the same meaning as under Section 409A of the Code.

EXHIBIT 10.2

2.5

Discretionary Delay in Payments. Notwithstanding Section 2.3 hereof, the Company may delay payment of any benefit provided under this Agreement by reason of any event(s) or condition(s) permitted under Section 409A of the Code, including without limitation, delays relating to (a) nondeductible compensation payments under Section 162(m) of the Code; (b) violations of loan agreements; and (c) violations of federal securities law or other applicable laws.

2.6

Pre-2007 Benefit Commencement and Payment Form. If the Executive begins to receive pension benefits, or a Surviving Spouse begins to receive pre-retirement survivor benefits under the Retirement Plan prior to January 1, 2007, the Benefit Commencement Date of the Executive’s Benefit or the Surviving Spouse’s Supplemental Death Benefit hereunder shall be the date on which the Executive or the Surviving Spouse begins receiving pension or pre-retirement survivor benefits under the Retirement Plan, and the form of the payment of the Executive’s Benefit or the Supplemental Death Benefit hereunder shall be the same form of payment as the Executive’s or Surviving Spouse’s pension or 50% pre-retirement survivor benefit under the Retirement Plan, respectively.

2.7	Post-2006 Benefit Commencement Date and Payment Form.

(a)

If the Executive does not begin to receive pension benefits under the Retirement Plan before January 1, 2007, the Executive’s Benefit shall be paid or begin to be paid in accordance with the Executive’s payment elections under Section 2.3.

(b)

If a Surviving Spouse does not begin to receive pre-retirement survivor benefits under the Retirement Plan before January 1, 2007, the Benefit Commencement Date of the Supplemental Death Benefit shall be the later of the date (i) on which the Executive attains Earliest Retirement Age (or would have attained Earliest Retirement Age assuming that the Executive terminated employment on the date of his death and survived until such age) or (ii) of the Executive’s death. The form of the Supplemental Death Benefit shall be in the same form as the 50% pre-retirement survivor benefit under the Retirement Plan.

(c)

The Benefit payable under this Agreement shall be paid or begin to be paid on the Executive’s Benefit Commencement Date or as soon as practicable thereafter, but not later than (i) December 31 of the calendar year in which the Benefit Commencement Date occurs, or (ii) the 15th day of the third calendar month following the Benefit Commencement Date.

(j)Section 3.2 of the Agreement shall be amended by inserting prior to the word “Board” the following words “Nomination, Compensation and Governance Committee of the”.

(k)Amend Section 3 of the Agreement by adding a new section 3.7 to read as follows:

EXHIBIT 10.2

3.7

Compliance with Section 409A of the Code . This Agreement is intended to comply with the requirements of Section 409A of the Code, and shall be administered and interpreted in accordance with its requirements. If any provision of the Agreement conflicts with the requirements of Section 409A of the Code, the requirements of Section 409A shall supersede any such provisions.

4. In all other respect the provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first written above.

MANUFACTURERS AND TRADERS TRUST COMPANY

By: /s/ Jeffrey A. Long

Jeffrey A. Long, Group Vice President

/s/ Brian E. Hickey

Brian E. Hickey

EXHIBIT 10.2

SECOND AMENDMENT TO

SUPPLEMENTAL DEFERRED COMPENSATION AGREEMENT

FOR

BRIAN E. HICKEY

WHEREAS, Manufacturers and Traders Trust Company (the "Company") and Brian E. Hickey (the “Executive”) entered into a Supplemental Deferred Compensation Agreement dated July 21, 1994 (the “Agreement”); and

WHEREAS, the Agreement was amended by mutual agreement effective August 1, 2006, to comply with the requirements of new Internal Revenue Code (the “Code”) Section 409A; and

WHEREAS, the parties now wish to amend the Agreement in accordance with the transition rules to Section 409A of the Code to extend the period under which the Executive may elect a form of payment of his benefit and to clarify certain payment provisions.

NOW, THEREFORE, by mutual consent of the parties, the Agreement is hereby amended, effective September 1, 2008, as follows:

1.Section 2.3 is hereby amended by deleting subsection (a) in its entirety and substituting the following in its place:

(a)Not later than December 31, 2008, the Executive, in accordance with the transition rules under Section 409A of the Code, may make an election under (b) or (c) below regarding the date and form of payment of his Benefit. Any election made under this Section shall be made in the manner prescribed by the Company. Any election made under this Section in 2008 will be effective as of January 1, 2009.

2.Section 2.3 is hereby amended by adding the following sentence to the end of subsection (b):

If the Executive does not make an election under this Section, the Benefit Commencement Date will be the date on which the Executive has a Separation from Service or becomes Disabled, whichever is earlier.

3.Section 2.3 is hereby amended by adding the following sentence to the end of subsection (c):

If the Executive does not make an election under this Section, the Benefit will be paid in the form of a Single Life Annuity.

EXHIBIT 10.2

4.Section 2.4 is hereby amended by deleting the words “Section 2.3” in the first sentence and substituting the words “Sections 2.3 and 2.7” in their place.

5.Section 2.4 is hereby amended by deleting the last sentence and substituting the following in its place:

For purposes of this Section 2.4, the Executive will be deemed to be a “specified employee” under Section 409A of the Code.

6.Section 2.6 is hereby amended by deleting each reference to “2007” and substituting “2009” in its place.

7.Section 2.7 is hereby amended by deleting each reference to “2007” and substituting “2009” in its place, and by deleting each reference to “2006” and substituting “2008” in its place.

8.Section 2.7(c) is hereby amended by adding the words “Subject to Section 2.4,”  to the beginning of the paragraph, and by adding the words “the later of “ after the words "but not later than."

In all other respects, the Agreement remains unchanged.

Date:  12/11/08/s/  Brian E. Hickey

Brian E. Hickey

Date:  12/11/08MANUFACTURERS AND TRADERS

TRUST COMPANY

By:  /s/  Ann Marie Odrobina

Name:  Ann Marie Odrobina